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                                                                     EXHIBIT 4.3

                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of August 18, 1999, among Merkert American Corporation, a Delaware corporation (the "Successor Company"), Merkert American Co., Inc., a Massachusetts corporation, United Brokerage Company, a Michigan corporation and Buckeye Sales & Marketing, Inc., an Ohio corporation (collectively with Merkert American Co., Inc. and United Brokerage Company, the "New Guarantor Subsidiaries"), the existing Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the indenture referred to below, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank, National Association), a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, Richmont Marketing Specialists Inc. (the "Company") and the Existing Guarantor Subsidiaries have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 19, 1997, providing for the issuance of an aggregate principal amount of up to $150,000,000 of 10 1/8% Senior Subordinated Notes due 2007 (the "Securities");

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of April 28, 1999, by and among the Successor Company, the Company and the stockholders of the Company, the Company has merged with and into the Successor Company;

         WHEREAS, Section 5.01 of the Indenture provides that a successor entity to the Company is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor Company shall expressly assume all the obligations of the Company under the Securities and the Indenture;

         WHEREAS, Section 4.11 of the Indenture provides that under certain circumstances the Company (or its successor) is required to cause the New Guarantor Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Successor Company and the Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiaries,


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the Successor Company, the Existing Guarantor Subsidiaries and the Trustee
mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1.       Definitions.

                  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Assumption of the Company's Obligations. The Successor Company hereby agrees to assume all the obligations of the Company under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture, and expressly agrees to be bound by all other applicable provisions of the Indenture.

         3. Agreement to Guarantee. The New Guarantor Subsidiaries hereby agree, jointly and severally with all other Guarantor Subsidiaries, to guarantee the Successor Company's obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article XI and Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture.

         4. Effect of Supplemental Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.


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         7. Counterparts. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                     THE SUCCESSOR COMPANY:

                                     MERKERT AMERICAN CORPORATION,


                                     By: /s/ Gerald R. Leonard
                                         ----------------------------------
                                         Name: Gerald R. Leonard
                                         Title:

                                     THE NEW GUARANTOR SUBSIDIARIES:

                                     MERKERT AMERICAN CO., INC.


                                     By: /s/ Gerald R. Leonard
                                         ----------------------------------
                                         Name: Gerald R. Leonard
                                         Title:

                                     UNITED BROKERAGE COMPANY, INC.


                                     By: /s/ Gerald R. Leonard
                                         ----------------------------------
                                         Name: Gerald R. Leonard
                                         Title:

                                     BUCKEYE SALES & MARKETING, INC.


                                     By: /s/ Gerald R. Leonard
                                         ----------------------------------
                                         Name: Gerald R. Leonard
                                         Title:


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                                     THE EXISTING GUARANTOR SUBSIDIARIES:

                                     MARKETING SPECIALISTS SALES
                                     COMPANY


                                     By: /s/ Nick G. Bouras
                                         ----------------------------------
                                         Name: Nick G. Bouras
                                         Title:

                                     BROMAR, INC.


                                     By: /s/ Nick G. Bouras
                                         ----------------------------------
                                         Name: Nick G. Bouras
                                         Title:

                                     BROKERAGE SERVICES, INC.,


                                     By: /s/ Nick G. Bouras
                                         ----------------------------------
                                         Name: Nick G. Bouras
                                         Title:

                                     ATLAS MARKETING COMPANY, INC.


                                     By: /s/ Nick G. Bouras
                                         ----------------------------------
                                         Name: Nick G. Bouras
                                         Title:

                                     MEATMASTER BROKERAGE, INC.,


                                     By: /s/ Nick G. Bouras
                                         ----------------------------------
                                         Name: Nick G. Bouras
                                         Title:


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                                     THE TRUSTEE

                                     CHASE BANK OF TEXAS, NATIONAL
                                     ASSOCIATION, as Trustee


                                     By: /s/ Mauri J. Cowen
                                         ---------------------------------------
                                         Name: Mauri J. Cowen
                                         Title: Vice President and Trust Officer



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